Exhibit 5.1

                             THORBURN SAKOL & THRONE
                              255 Canyon Boulevard
                                    Suite 100
                                Boulder, CO 80302

                                                                January 15, 2003

The Board of Directors
New Frontier Media, Inc.
7007 Winchester Circle, Suite 200
Boulder, CO  80301

                  Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         We are counsel to New Frontier Media, Inc., a Colorado corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 500,000 shares (the "Shares") of the Company's common stock, par value $.0001, issuable upon the exercise of options granted pursuant to the Company's 2001 Incentive Stock Plan (the "2001 Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the 2001 Plan, resolutions of the Board of Directors of the Company relating to the adoption of the 2001 Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the 2001 Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the 2001 Plan, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Thorburn, Sakol & Thorne

                                                   THORBURN, SAKOL & THRONE